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                                                                    Exhibit 99.2

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                                 Spyglass, Inc.
                        SPECIAL MEETING OF STOCKHOLDERS
                              ____________, 2000


     The undersigned stockholder(s) of Spyglass, Inc., a Delaware corporation, hereby acknowledge(s) receipt of the Notice of Special Meeting of Stockholders and Joint Proxy Statement/Prospectus, each dated _________, 2000, and hereby appoints Douglas P. Colbeth, Martin J. Leamy and Gary L. Vilchick, and each of them acting singly, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Stockholders of Spyglass, Inc. to be held ____________, 2000, at 10:00 A.M., Eastern time, at the offices of Hale and Dorr LLP located on the 26th Floor of 60 State Street, Boston, MA 02109, and at any adjournment or adjournments thereof, and to vote all shares of common stock of Spyglass, Inc. which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side and, in their discretion, upon any other matters which may properly come before the Special Meeting or any adjournment thereof. Attendance of the undersigned at the meeting or at any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate thereat the intention of the undersigned to vote said shares in person.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN
 BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE
           VOTED "FOR" THE PROPOSAL SET FORTH ON THE REVERSE SIDE.

    THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE TIME IT IS VOTED.

 PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN PROMPTLY IN THE ENCLOSED
                                   ENVELOPE.

             CONTINUED AND TO BE SIGNED AND DATED ON REVERSE SIDE
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     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL LISTED BELOW

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1.  To approve the proposed merger of Spyglass with OpenTV Corp. ("OpenTV"),                    FOR        AGAINST        ABSTAIN
    to be effectuated by a proposed merger of Sonnet Acquisition Corp., a                   -----------   -----------   -----------
    wholly-owned subsidiary of OpenTV, with and into Spyglass, Inc. ("Spyglass")            -----------   -----------   -----------
    as contemplated by the Agreement and Plan of Merger and Reorganization
    dated as of March 26, 2000, among OpenTV, Sonnet Acquisition Corp. and
    Spyglass. In the merger, OpenTV will issue 0.7236 of an OpenTV Class A
    Ordinary Share in exchange for each outstanding share of Spyglass common stock.


MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW   [_]

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSAL. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE THE SHARES REPRESENTED BY THIS PROXY IN THEIR DISCRETION.

_______________________________________________________                      _______________________________________________________
Signature(s) of Stockholder(s)                                                  Signature(s) of Stockholder(s)

Dated________________________________                                           Dated________________________________

Address Change:______________________

_____________________________________

_____________________________________

PLEASE SIGN exactly as your name appears hereon.
Joint owners should each sign. Executors, administrators, trustees, etc., should so indicate when signing. If signer is a corporation, please sign full name by duly authorized officer.


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